UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

EL POLLO LOCO HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

EL POLLO LOCO HOLDINGS, INC.
3535 Harbor Boulevard, Suite 100
Costa Mesa, CA 92626

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 11, 2015

Dear Stockholders of El Pollo Loco Holdings, Inc.:

The 2015 annual meeting of stockholders of El Pollo Loco Holdings, Inc. (“we,” “us,” “our,” and the “Company”), will be held on August 11, 2015, at 2:00 p.m. Pacific Time to:

1.	Elect two directors to serve until the 2018 annual meeting of stockholders;
2.	Ratify the appointment of BDO USA, LLP, as our independent registered public accounting firm for 2015; and
3.	Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

This year’s annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to participate online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ LOCO2015. You will also be able to vote electronically at the annual meeting. Details regarding how to participate in the meeting online and the business to be conducted at the annual meeting are more fully described in the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on August 11, 2015: The proxy statement and the 2014 Annual Report on Form 10-K are available at www.proxyvote.com.

Our board of directors has fixed the close of business on June 12, 2015, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. Only stockholders of record will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof, with each share entitling its owner to one vote on each matter properly presented. On the record date, 38,263,873 shares of common stock were outstanding.

YOUR VOTE IS IMPORTANT. We hope that you will attend. Whether or not you do, please vote in advance online, by telephone, or by mail.

By Order of the Board of Directors,

/s/ Michael G. Maselli
Michael G. Maselli
Chairman
Costa Mesa, California
July 1, 2015

EL POLLO LOCO HOLDINGS, INC.
3535 Harbor Boulevard, Suite 100
Costa Mesa, CA 92626

PROXY STATEMENT

INTRODUCTION

This proxy statement provides information for stockholders of El Pollo Loco Holdings, Inc. (“we,” “us,” “our,” and the “Company”), as part of the solicitation of proxies by the Company and its board of directors (the “Board”) from holders of the outstanding shares of the Company’s common stock, par value $0.01 per share, for use at the Company’s annual meeting of stockholders to be held at 2:00 p.m. Pacific Time, on August 11, 2015, and at any adjournments or postponements thereof.

At the annual meeting, stockholders will be asked to vote either directly or by proxy on the following matters discussed herein:

1.	Election of two directors to serve until the 2018 annual meeting of stockholders,
2.	Ratification of the appointment of BDO USA, LLP, as our independent registered public accounting firm for 2015, and
3.	Such other business as may properly come before the meeting or any adjournments or postponements thereof.

A Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including this proxy statement and our 2014 Annual Report on Form 10-K, is being mailed to stockholders on or about July 1, 2015. The Notice also provides instructions on how to vote over the internet or by mail. If you receive a Notice by mail, you will not receive printed and mailed proxy materials unless you specifically request them.

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Although we encourage you to read the enclosed proxy statement in its entirety, we include this Q&A section to provide some background information and brief answers to several questions you might have about the annual meeting.

Q:

Why are we providing these materials?

A:	Our Board is providing these materials to you in connection with our annual meeting, which will take place on August 11, 2015. Stockholders are invited to participate in the annual meeting and are requested to vote on the proposals described herein.

Q:

What information is contained in this proxy statement?

A:	This proxy statement contains information relating to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid officers, and other required information.

Q:

What proposals will be voted on at the annual meeting?

A:	There are two proposals scheduled to be voted on at the annual meeting:
•	election of two directors to serve until the 2018 annual meeting of stockholders; and
•	ratification of appointment of BDO USA, LLP, as our independent registered public accounting firm for 2015.

We will also consider other business that properly comes before the annual meeting.

Q:

How does the Board recommend that I vote?

A:	The Board recommends that you vote your shares “FOR” election of the Board’s nominees, and “FOR” ratification of appointment of BDO USA, LLP.

Q:

What shares can I vote?

A:	You may vote all shares of common stock that you owned as of the close of business on the record date, June 12, 2015. You may cast one vote per share, including shares (i) held directly in your name as the stockholder of record and (ii) held for you as the beneficial owner through a stockbroker, bank, or other nominee.

Q:

What is the difference between being a stockholder of record and a beneficial owner?

A:	Many of our stockholders hold their shares through stockbrokers, banks, or other nominees, rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner.

Stockholder of record: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the Company and to vote at the annual meeting.

Beneficial owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or other nominee, who is considered to be the stockholder of record. As the beneficial owner, you have the right to tell your nominee how to vote, and you are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your nominee authorizing you to do so. Your nominee has sent you instructions on how to direct the nominee’s vote. You may vote by following those instructions and the instructions on the Notice.

Q:

How do I vote?

A:	To vote in advance, follow the instructions on the Notice. To attend and potentially vote at the meeting, visit www.virtualshareholdermeeting.com/LOCO2015, using the 16-digit control number on the Notice or other proxy materials. Even if you plan to attend, we recommend that you vote in advance, in case you change your mind.
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Q:

Can I change my vote or revoke my proxy?

A:	Yes, you can change your proxy instructions at any time before the vote at the annual meeting, by:
•	Entering a new vote online,
•	Entering a new vote by telephone,
•	Mailing a written notice of revocation to our Corporate Secretary at our address below,
•	Signing and returning a new proxy card bearing a later date, which will automatically revoke your earlier proxy instructions, or
•	Voting at the annual meeting.

Q:

What constitutes a quorum?

A:	The holders of a majority of our capital stock issued and outstanding and entitled to vote, present in person (including through online participation) or represented by proxy, shall constitute a quorum. Votes withheld, abstentions, and broker non-votes (as described below) are counted as present for the purpose of determining a quorum.

Q:

What is a broker non-vote?

A:	If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Brokers may vote these shares on routine matters but not on non-routine matters. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without your instruction. Broker non-votes are counted for quorum purposes but not in counting votes cast for, or entitled to vote on, a proposal.

Proposal 1, election of directors, is not routine.

Proposal 2, accountant ratification, is routine.

Q:

What is a proxyholder?

A:	We are designating Laurance Roberts, our Chief Financial Officer, and Edith R. Austin, our Corporate Secretary, to hold and vote all properly-tendered proxies (except votes “withheld”). If you have indicated a vote, they will so vote. If you have left a vote blank, they will vote as the Board recommends. While we do not expect any other business to come up for vote, if it does, they will vote in their discretion. If a director nominee is unwilling or unable to serve, the proxyholders will vote in their discretion for an alternative nominee.

Q:

What does it mean if I receive more than one Notice?

A:	You may receive more than one Notice, if, for example, you hold your shares in multiple brokerage accounts. You must vote based on the instructions in each Notice separately.

Q:

How are votes counted?

A:	Broadridge Financial Solutions, Inc., has been appointed to be the inspector of elections, to act at the meeting, to make a written report thereof, to take charge of the polls, and to make a certificate of the result of the vote taken. We will announce preliminary results at the meeting and publish final vote counts within four business days via a Current Report on Form 8-K.

Q:

Is my vote confidential?

A:	Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to third parties, except as necessary (i) to meet applicable legal requirements, (ii) to allow for tabulation and certification of the vote, and (iii) to facilitate successful proxy solicitation by the Board.

Q:

Who bears the cost of soliciting votes for the annual meeting?

A:	We bear the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. The solicitation of proxies or votes may be made in person, by telephone, and by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for these solicitation activities. In addition, we may reimburse brokerages and other entities that represent beneficial owners for their expenses in forwarding solicitation materials to beneficial owners.
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Q:

How can I nominate a director or propose an action for next year’s annual meeting?

For stockholders to vote on a stockholder nomination or proposal, there are three key elements. First, the stockholder must be a stockholder of record as of (i) the date that the stockholder gives notice of his or her nomination or proposal to our Corporate Secretary and (ii) the meeting’s record date. Second, the stockholder must comply with the notice procedures in our bylaws (summarized below). Third, if the stockholder wishes to include his or her nomination or proposal in our proxy materials, there are additional requirements (summarized below).

Q:

What are the notice procedures in the Company’s bylaws for stockholder nominations and proposals?

Under our bylaws, for a stockholder nomination or proposal to be raised and voted on at an annual meeting, notice to our Corporate Secretary must be timely given and in proper written form.

To be timely, a notice must be delivered to, or mailed to and received at, our headquarters between 90 and 120 days (i.e., between April 13, 2016, and May 13, 2016) before the anniversary of the preceding annual meeting (i.e., August 11, 2016), provided that if the upcoming annual meeting is not scheduled within 25 days of that anniversary (i.e., between July 17, 2015, and September 5, 2016), the notice must be received by the Corporate Secretary no later than 10 days after we provide notice of such alternate meeting date.

To be in proper written form, a notice must provide certain information set forth in our bylaws, dated July 24, 2014, which are freely available online at http://edgar.sec.gov/Archives/edgar/data/1606366/000119312514332367/d779664dex32.htm.

Q:

How can I include a proposal in the Company’s proxy materials?

For a stockholder proposal (other than a director nomination) to be included in a proxy statement such as this one, you must satisfy both substantive and deadline Securities and Exchange Commission (“SEC”) regulations.

For substantive requirements, you must satisfy, and we refer you to, SEC Rule 14a-8 (i.e., 17 C.F.R. section 240.14a-8), a federal securities regulation that addresses when a company must include a stockholder’s proposal in its proxy statement and on its proxy cards.

Regarding deadlines, under SEC regulations, for a stockholder proposal to be included in a proxy statement and form of proxy, it must be received at a company’s headquarters not less than 120 calendar days before the date of the company’s proxy statement released to stockholders in connection with the previous year’s annual meeting, i.e., 120 days before July 1, 2016, or March 3, 2016. However, if the date of our 2016 annual meeting has been changed by more than 30 days from the date of our 2015 annual meeting (i.e., if it is not between July 12, 2016, and September 10, 2016), then the deadline is a reasonable time before we begin to print and send our proxy materials.

Q:

How can I include a nomination in the Company’s proxy materials?

At this time, your ability to do so is substantively limited. For a director nomination to be included in a proxy statement such as this one, our bylaws provide that a stockholder must follow the final rules adopted by the SEC providing for such proxy access. Additionally, a nomination must be delivered to, or mailed to and received at, our headquarters at least 120 days (i.e., March 3, 2016) before the anniversary of the dissemination of materials for the preceding annual meeting (i.e., July 1, 2016), or by such other deadline as may be set forth in the SEC’s final proxy access rules. There are currently no final proxy access rules in place.

Q:

Can I recommend director candidates directly to the Board?

A:	Yes, you may recommend director candidates by writing to the Nominating and Corporate Governance Committee of the Board at the mailing or internet address below. We will consider them subject to Board needs and candidate qualifications. We recommend that you include information relevant for the committee to evaluate your recommendation, including (i) your and your candidate’s names and contact information, (ii) your candidate’s principal occupation or employment, and other biographical information similar to that provided herein for directors and officers, (iii) other information of the sort required to be in a notice of nomination under our bylaws as discussed above, and (iv) a written consent by the candidate to your nomination.

Q:

Can I communicate with the Board?

A:	Yes, any stockholder or other interested party may write to the Board at our address below or online at http://investor.elpolloloco.com/contactboard.cfm.
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Q:

What is your corporate address for notice and Board communication purposes?

El Pollo Loco Holdings, Inc.
Attention: Corporate Secretary
3535 Harbor Boulevard, Suite 100
Costa Mesa, CA 92626
(714) 599-5000

Q:

What should I do if my household receives one copy of proxy material and I need an additional copy?

A:	If one Notice or set of other proxy materials is delivered to two or more stockholders who share an address, we undertake to deliver promptly upon written or oral request a separate copy of such materials to a stockholder at a shared address. Please contact our agent using the information provided on the Notice or us at our offices at the address above if you wish to receive a separate copy of any proxy materials, or if one household that is currently receiving multiple copies wishes to receive only a single copy.
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PROPOSAL 1

ELECTION OF DIRECTORS

Our business operates under the direction of our Board, which currently consists of seven directors. Our certificate of incorporation divides our Board into three classes, Classes I, II, and III, with terms expiring in 2015, 2016, and 2017, respectively. Our Board has nominated, and stockholders are being asked to reelect, our two Class I directors, Stephen J. Sather and Michael G. Maselli, for new three-year terms expiring at the 2018 annual meeting. If elected, the nominees will each hold office until a successor is duly elected and qualified or until earlier death, resignation, or removal.

You may vote “FOR,” or “WITHHOLD” authority to vote for, each nominee. Directors are elected by plurality, without regard for votes withheld and broker non-votes.

The Board recommends that you vote “FOR” the election of each nominee.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF BDO USA, LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015

The audit committee of our Board has appointed BDO USA, LLP, as our independent registered public accounting firm for 2015. They served in the same capacity in 2014.

We ask that you ratify this appointment. SEC and NASDAQ regulations require our audit committee to engage, retain, and supervise our auditor. However, we think that auditor selection is important to stockholders, and, as a matter of good corporate governance, we seek stockholder input.

We expect that auditor representatives will be present at the meeting, that they will have the opportunity to make a statement if they so desire, and that they will be available to respond to appropriate questions.

Pursuant to our audit committee’s charter, our audit committee is responsible for overseeing our accounting and financial reporting processes, and for overseeing our audits. The audit committee is responsible for appointing, retaining, determining the compensation of, evaluating, and terminating our independent auditors. The committee is also responsible for establishing and maintaining guidelines for the retention of our independent auditors for any non-audit services and for the fees for those services, and for determining procedures to approve audit and non-audit services in advance. The committee is further responsible for pre-approving any audit or non-audit services provided to us by our independent auditors, all as required by applicable laws and listing standards.

The audit committee has pre-approved all audit and permitted non-audit services provided by BDO USA, LLP.

The following sets forth fees billed by BDO USA, LLP, for the audit of our annual financial statements and other services rendered:

($)	Fiscal 2014	Fiscal 2013
Audit Fees(1)	629,691	181,000
Audit-Related Fees(2)	37,031	11,000
Tax Fees(3)	105,281	43,400
All Other Fees	29,390	9,472
Total	801,393	244,872

___________

(1)	Audits of our annual financial statements, reviews of quarterly financial statements, and services that are normally provided by independent accountants in connection with statutory and regulatory filings or engagements, including reviews of SEC filings, including costs associated with our initial public offering in July 2014 and our secondary offering in November 2014.
(2)	Audit-related fees consist of the audit of our 401(k) plan and review of our Franchise Development Document.
(3)	Professional services rendered for tax compliance, tax return review and preparation, and related tax advice.

You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting when voting on the ratification of the appointment of BDO USA, LLP, as our independent registered public accounting firm for 2015. This proposal shall be approved if it receives the affirmative vote of a majority of the total number of votes of our capital stock represented at the meeting and entitled to vote thereon.

The Board recommends that you vote “FOR” the ratification of the appointment of BDO USA, LLP, as our independent registered public accounting firm for 2015.

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AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed our fiscal 2014 audited financial statements with management.

The audit committee has discussed with our independent auditors the matters required to be discussed by the statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the audit committee recommended to the Board that our audited financial statements be included in our annual report on Form 10-K for 2014 for filing with the SEC.

Respectfully submitted,

Douglas K. Ammerman, Chairman
Dean C. Kehler
Samuel N. Borgese

Note: The listed directors were the members of the audit committee when the fiscal 2014 audited financial statements were approved.

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DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age, and position of individuals who currently serve as our directors and executive officers.

Name	Age	Position
Stephen J. Sather	67	Director, President, and Chief Executive Officer
Laurance Roberts	55	Chief Financial Officer
Kay Bogeajis	60	Chief Operating Officer
Edward Valle	54	Chief Marketing Officer
Michael G. Maselli	55	Chairman and Director
Dean C. Kehler	58	Director
John M. Roth	56	Director
Douglas K. Ammerman	63	Director
Samuel N. Borgese	66	Director
Mark Buller	50	Director

Stephen J. Sather has been a director and our Chief Executive Officer and President since 2010. From 2006 to 2010, Mr. Sather was our Senior Vice President of Operations. From 2002 to 2005, he was Senior Vice President of Retail Operations for Great Circle Family Foods, a major California franchisee of Krispy Kreme Doughnuts stores. Mr. Sather holds a bachelor’s degree in business administration from Miami University in Oxford, Ohio. Based on his extensive industry and management experience in the casual dining and quick-service sectors, his familiarity with us, his deep understanding of restaurant operations, and his work at a franchisee organization, Mr. Sather is well-qualified to lead us and to serve on our board.

Laurance Roberts has been our Chief Financial Officer and Treasurer since July 2013. From 2008 to 2012, he was Chief Operating Officer for KFC, a major fried chicken restaurant chain and a division of Yum! Brands. In 2008, he was also General Manager for KFC Restaurant Operating Company. Before that, he spent three years as Chief Financial Officer of KFC, and three years as Chief Financial Officer of Yum! Brands’ Pizza Hut joint venture in the United Kingdom. Mr. Roberts holds an MBA from the University of Michigan and a bachelor’s degree in economics from Bucknell University.

Kay Bogeajis has been our Chief Operating Officer since July 2013. From 2007 to 2013, she was Vice President of Retail Operations for Peet’s Coffee & Tea. From 1997 to 2007, Ms. Bogeajis was employed by Yum! Brands, where from 2003 to 2007 she served as Head Coach of Western Operations and where from 2001 to 2003 she was Vice President of Systemwide Operations for the Taco Bell division. Ms. Bogeajis has a Bachelor of Science degree from San Diego State University.

Edward Valle has been our Chief Marketing Officer since October 2011. From 2009 to 2010, he was Chief Marketing Strategist for Choice Hotels International, responsible for brand strategy, advertising, marketing, media, promotional, and loyalty initiatives. From 2005 to 2009, he was Vice President of Marketing at the Panera Bread Company. Before that, he held marketing leadership positions at Dunkin’ Donuts, Subway Restaurants, and Diageo. Mr. Valle holds an MBA from Fordham University and a bachelor’s degree in operations and logistics management from Michigan State University.

Michael G. Maselli has been Chairman of our Board of Directors since 2011. Mr. Maselli is a managing director of Trimaran Fund Management, L.L.C. Before joining Trimaran in February 2003, Mr. Maselli worked in the Corporate and Leverage Finance Groups of CIBC World Markets. Prior to joining CIBC in 1997, Mr. Maselli served as a Managing Director in Bear Stearns’ corporate finance group and, prior to that, as a Vice President at Kidder Peabody & Co. Incorporated. Mr. Maselli currently serves on the board of Educational Services of America, Inc. From 2013 to 2015, he served on the board of directors of Norcraft Companies, Inc., and also served on the board of managers of its predecessor company beginning in 2003. Additionally, Mr. Maselli served on the board of directors of Standard Steel, LLC, and was director as well as Chairman of the Board of CB Holding Corp. Mr. Maselli received an MBA with distinction from The A.B. Freeman School at Tulane University and a bachelor’s degree in economics from the University of Colorado. With his extensive background in banking, finance, and private equity, his supervisory and investment experience in a variety of industries, and his knowledge of us and our affiliates, Mr. Maselli is well-qualified to serve as our Chairman.

Dean C. Kehler has been a director since 2005. In 2000, he co-founded Trimaran, one of our principal investors, where he is a Managing Partner. From 1995 to 2000, Mr. Kehler held senior positions at CIBC, including Vice Chairman of CIBC World Markets Corp. Mr. Kehler has served on the board of directors of KCAP Financial, Inc., since February 2012. He holds a bachelor’s degree from the Wharton School of the University of Pennsylvania. Because of his strong background in banking and finance, his many years of experience overseeing this and other corporations, and his knowledge of management and strategy, Mr. Kehler is well-qualified to serve on our board.

John M. Roth has been a director since 2007. He has been with Freeman Spogli, one of our principal investors, since 1988, and has been a General Partner there since 1993, where he now serves as President and Chief Operating Officer. From 1984 to 1988, Mr. Roth was employed by Kidder, Peabody & Co. Incorporated in the Mergers and Acquisitions Group. Mr. Roth received an MBA

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and a bachelor’s degree from the Wharton School of the University of Pennsylvania. Mr. Roth has served on the board of directors of Floor & Decor Holdings, Inc., since November 2010 and hhgregg, Inc., since February 2005. With his extensive experience as a board member of numerous retail and consumer businesses and his experience and insights into strategic expansion opportunities, capital markets, and capitalization strategies, Mr. Roth is well-qualified to serve on our board.

Douglas K. Ammerman has been a director since 2007. Since retiring as a Partner from KPMG in 2002, Mr. Ammerman has been a director for Fidelity National Financial, Inc., since 2005, William Lyon Homes since 2007, Stantec Inc. since 2011 and Remy International, Inc., since 2013. In the past five years, Mr. Ammerman has also served on the board of Quiksilver, Inc. He holds a master’s degree in business taxation from the University of Southern California, a bachelor’s degree from California State University, Fullerton, and is a CPA, inactive. Based on his fulsome knowledge of accounting, corporate governance, and the restaurant industry, Mr. Ammerman is well-qualified to serve on our board.

Samuel N. Borgese has been a director since 2011, and served as Chairman of our Board of Directors in 2011, while he also served as our Executive Chairman. Mr. Borgese is currently Chief Executive Officer of Logan’s Roadhouse, a casual dining steakhouse chain. From 2011 to 2014, he was Chief Executive Officer of Max Brenner International, a chocolatier. From 2008 to 2011, he was first Interim President and Chief Executive Officer and then permanent President and Chief Executive Officer of CB Holding Corp., the parent of Charlie Brown’s Steakhouse and other chains, which was owned by Trimaran, one of our principal investors. From 2003 to 2008, he was employed by Catalina Restaurant Group, first as Chief Development Officer and later as President and Chief Executive Officer. Before that, Mr. Borgese was Chief Executive Officer of an enterprise software company that supported 300 restaurant, retail, and hospitality businesses in the lifecycle management of their real estate assets. Mr. Borgese holds a Certificate of Director Education from the National Association of Corporate Directors. With more than 30 years of senior executive and other leadership positions with public and private companies in the restaurant, retail, and hospitality sectors, Mr. Borgese is well-qualified to serve on our board.

Mark Buller has been a director since 2015. From 2013 to 2015, Mr. Buller was the Chairman and Chief Executive Officer of Norcraft Companies, Inc., a leading manufacturer of kitchen and bathroom cabinetry in the United States and Canada. Beginning in 2003, Mr. Buller was the Chief Executive Officer of the predecessor of Norcraft Companies, Inc., Norcraft Companies, L.P., as well as a member of the board of managers for that entity’s general partner, Norcraft GP, L.L.C. Mr. Buller’s executive experience in the home furnishings industry is longstanding. From 1988 to 1996, Mr. Buller served in various management positions at Kitchen Craft Cabinets, a Canadian cabinetry maker. From 1996 to 1999, he served as President of Kitchen Craft. Following the acquisition of Kitchen Craft by Omega Cabinets, Ltd., he continued in that position from 1999 to 2000. In 2000, Mr. Buller was appointed Chief Executive Officer of Omega. He remained in that position until 2002, leaving Omega after it was sold to Fortune Brands, Inc. In sum, Mr. Buller has over 26 years in the home furnishings industry, and spent 18 years as a chief executive officer or division president. Mr. Buller is well-qualified to serve on our board on account of his extensive leadership, executive, managerial, and business experience, particularly in the salient areas of supply chain logistics, product design, brand management, and consumer trends.

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CORPORATE GOVERNANCE

Board Composition and Election of Directors

Our certificate of incorporation provides that the number of directors on our board is to be fixed exclusively pursuant to board resolution. The exact size of our board shall be determined from time to time by the board.

Our board of directors is divided into three classes, with each director serving a three-year term and with one class to be elected at each year’s annual meeting of stockholders.

Stephen J. Sather and Michael G. Maselli are Class I directors serving until the 2015 annual meeting and standing to be reelected until the 2018 annual meeting. Dean C. Kehler and Douglas K. Ammerman are Class II directors serving until the 2016 annual meeting. John M. Roth, Samuel N. Borgese, and Mark Buller are Class III directors serving until the 2017 annual meeting.

In June 2015, Wesley W. Barton resigned from our Board, and the Board elected Mark Buller to replace him.

Douglas K. Ammerman, Samuel N. Borgese, and Mark Buller currently qualify as independent directors under NASDAQ rules. Stephen J. Sather is our only employee director.

We are a party to a stockholders agreement with Trimaran Pollo Partners, L.L.C. (“LLC”), whose members are investment funds managed by affiliates of Trimaran Capital Partners (with its predecessors and affiliates and certain funds managed by it, collectively, “Trimaran”) and Freeman Spogli & Co. (collectively with certain funds managed by it, “Freeman Spogli”), certain members of our management, and other third-party investors. The stockholders agreement provides certain rights to LLC, including registration rights for common stock owned by LLC. The limited liability company operating agreement of LLC also provides rights to Trimaran and Freeman Spogli, including certain registration rights.

Our certificate of incorporation provides that directors may only be removed for cause by a majority of the voting power of our then-outstanding stock voting as a single class at a meeting of stockholders. However, if LLC beneficially owns more than 40% of our common stock, directors may be removed with or without cause, by a majority of the voting power of our outstanding stock voting as a single class. The certificate also provides that if a director is removed or if a vacancy occurs due to either an increase in the size of the board or due to death, resignation, disqualification, or other cause, the vacancy will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum remains.

At the time of our initial public offering, we were majority-owned by LLC, classifying us as a controlled company under NASDAQ rules. NASDAQ rules exempt controlled companies from rules that require (i) the majority of the members of their boards of directors to be independent and (ii) compensation committees, and nominating and corporate governance committees, to be comprised entirely of independent directors.

On May 19, 2015, LLC sold enough stock to drop below 50% but remain above 40% ownership of our common stock. Accordingly, we are no longer a controlled company under NASDAQ rules. A company that has ceased to be a controlled company is permitted to phase in its independent nomination and compensation committees and majority independent board on the same schedule as companies listing in conjunction with their initial public offerings. Accordingly, (i) at the time of the sale, one member of each committee was required to be independent, (ii) within 90 days of the sale (i.e., by August 17, 2015), a majority of each committee is required to be independent, (iii) within one year of the sale (i.e., by May 19, 2016), all committee members must be independent, and (iv) within one year of the sale, a majority of our board must be independent.

Our controlled company status did not modify the independence requirements for our audit committee, and we comply with the requirements of the Sarbanes–Oxley Act and the NASDAQ by having an audit committee comprised entirely of independent directors.

Currently, three of our directors are independent. All audit committee members are independent. Two of three compensation committee members are independent. One of three nominating and corporate governance committee members are independent.

Board Committees

Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our board of directors has adopted written charters for each of these committees, current copies of which are available at www.elpolloloco.com. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

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Audit Committee

Our Audit Committee is comprised of Douglas K. Ammerman (chairman), Samuel N. Borgese, and Mark Buller. The committee met four times in 2014. The functions of the committee, among other things, include:

•	reviewing our financial statements, including any significant financial items and changes in accounting policies, with our senior management and our independent registered public accounting firm;
•	reviewing our financial risk and control procedures, our compliance programs, and significant tax, legal, and regulatory matters;
•	appointing and determining the compensation for our independent auditors;
•	establishing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, and auditing matters; and
•	reviewing and overseeing our independent registered public accounting firm.

Our board of directors has determined that Douglas K. Ammerman qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that Douglas K. Ammerman is independent as independence is defined in Rule 10A-3 of the Exchange Act and under NASDAQ listing standards.

Compensation Committee

Our Compensation Committee is comprised of Michael G. Maselli (chairman), Douglas K. Ammerman, and Mark Buller. In connection with our initial public offering, the committee was reconstituted as of July 24, 2014, and did not meet separately from the Board as a whole during 2014. The functions of the committee, among other things, include:

•	reviewing and approving corporate goals and objectives relevant to the compensation of certain of our key executives, evaluating the performance of these executives in light of those goals and objectives, and determining the compensation of these executives based on that evaluation;
•	reviewing and approving executive officer and director compensation;
•	reviewing and approving overall compensation programs; and
•	administering our incentive compensation and equity-based plans.

In order to comply with certain SEC and tax law requirements, the committee (or a subcommittee thereof) must consist of at least two directors that qualify as “non-employee directors” for the purposes of Rule 16b-3 under the Exchange Act and satisfy the requirements of an “outside director” for purposes of section 162(m) of the Internal Revenue Code. The Board has determined that Michael G. Maselli, Douglas K. Ammerman, and Mark Buller each qualify as “non-employee directors” and “outside directors.”

Our processes and procedures for considering and determining executive and director compensation begin with the compensation guidelines in our corporate governance guidelines, which are developed and reviewed by the Nominating and Corporate Governance Committee, and approved by the Board. These state that directors who are also Company officers are not to receive additional compensation for director service, and that compensation for non-employee directors should be competitive and encourage stock ownership through payment of a portion of compensation in the form of stock, options, or similar securities. Our guidelines also task the Compensation Committee with periodically reviewing the level and form of director compensation, including compared to companies of similar size, industry, and complexity, with changes to director compensation to be proposed to the full Board for consideration.

In accordance with the principles set forth in the guidelines, the committee’s charter tasks it:

•	To review at least annually the goals and objectives of our executive compensation plans, and amend, or recommend that the Board amend, these goals and objectives if the committee deems it appropriate.
•	To review at least annually our executive compensation plans in light of our goals and objectives with respect to such plans, and, if the committee deems it appropriate, adopt, or recommend that the Board adopt, new or amended executive compensation plans.
•	To evaluate annually the performance of the Chief Executive Officer in light of the goals and objectives of our executive compensation plans, and determine and approve the Chief Executive Officer’s compensation level based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the committee shall consider factors as it determines relevant, which may include, for example, the Company’s performance and relative stockholder return, the value of similar awards to chief executive officers of comparable companies, and the awards given to the Chief Executive Officer of the Company in past years.
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•	To evaluate annually the performance of the other executive officers of the Company in light of the goals and objectives of the Company’s executive compensation plans, and make recommendations to the Board with respect to the compensation of such other executive officers. To the extent that long-term incentive compensation is a component of such executive officer’s compensations, the committee shall consider all relevant factors in determining the appropriate level of such compensation, including the factors applicable with respect to the Chief Executive Officer.
•	To evaluate annually the appropriate level of compensation for Board and committee service by non-employee directors.
•	To review and approve any severance, change-in-control or termination arrangements to be made with any executive officer of the Company.
•	To perform such duties and responsibilities as may be assigned to the Board or the committee under the terms of any executive compensation plan.
•	To review perquisites or other personal benefits to the Company’s executive officers and directors and recommend any changes to the Board.
•	To review and discuss with management the Company’s compensation discussion and analysis and any other compensation disclosure prepared in response to the requirements of SEC rules, and to recommend to the Board based on that review and discussion that the compensation discussion and analysis and any other compensation disclosure be included as applicable in any annual proxy statement, annual report on Form 10-K, information statement, registration statement, or similar document.
•	To prepare the Compensation Committee Report in accordance with the rules and regulations of the SEC for inclusion in our annual proxy statement or annual report on Form 10-K.
•	To perform such other functions as assigned by law, by our certificate of incorporation or bylaws, or by the Board.

The charter further elaborates that while the Chief Executive Officer may make, and the committee may consider, recommendations to the committee regarding our compensation and employee benefit plans and practices, including our executive compensation plans, our incentive-compensation and equity-based plans with respect to executive officers other than the Chief Executive Officer, and our director compensation arrangements, the Chief Executive Officer may not be present during voting or deliberations on his or her compensation.

Moreover, regarding delegation of authority, under its charter, the committee may form subcommittees for any purpose that the committee deems appropriate, and may delegate to such subcommittees such power and authority as the committee deems appropriate; provided, however, that the committee shall not delegate to a subcommittee any power or authority required by any law, regulation, or listing standard to be exercised by the committee as a whole.

In particular, the committee may delegate the approval of award grants and other transactions and responsibilities regarding the administration of compensatory programs to a subcommittee consisting solely of members of the committee who are (i) “non-employee directors” for the purposes of Rule 16b-3 under the Exchange Act and (ii) “outside directors” for the purposes of section 162(m) of the Internal Revenue Code; provided, however, that no such subcommittee shall consist of fewer than two members.

In addition, the committee may delegate to one or more of our officers the authority to make grants and awards of stock rights or options to any non-section 16 officer of the Company under such of our incentive-compensation or other equity-based plans as the committee deems appropriate and in accordance with the terms of such plans.

Under its charter, our committee may conduct or authorize investigations into or studies of matters within its scope of responsibilities, and may retain or obtain the advice of a compensation consultant, legal counsel, or other advisor in its sole discretion. The committee is directly responsible for the appointment, compensation, and oversight of the work of any compensation consultant, legal counsel, or other advisor that it retains. The Company bears all expenses. The committee may select, or receive advice from, a compensation consultant, legal counsel, or other advisor to the committee, other than in-house legal counsel, only after conducting an assessment of, and determining, the advisor’s independence, including whether the advisor’s work has raised any questions of independence or conflicts of interest, taking into consideration the Exchange Act, the factors set forth in the rules of the NASDAQ, and any other factors that the committee deems relevant.

In 2014, the committee engaged Semler Brossy Consulting Group, LLC (the “compensation consultant”), to advise the committee on an ongoing basis as an independent compensation consultant. The compensation consultant reports directly to the committee. While conducting assignments, the compensation consultant interacts with our management when appropriate. Specifically, our Vice President, Legal, worked with the compensation consultant to provide information regarding the Company and its executive compensation policies and practices. In addition, the compensation consultant may seek feedback from the committee chairman and other Board members regarding its work before presenting study results or recommendations to the committee. The

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compensation consultant may be invited to attend committee meetings. The committee determines when to hire, terminate, or replace the compensation consultant, and the projects to be performed by the compensation consultant. In 2014, at the request of the committee, the compensation consultant performed a comprehensive review of the competitiveness of our senior management and independent director compensation programs. In particular, the compensation consultant evaluated executive salaries, director retainers, bonuses, and equity incentives compared to companies in our industry of similar size (the “2014 Study”).

In the future, the committee may engage the compensation consultant, or a different compensation consultant, to review our senior management and independent director compensation programs.

After review and consultation with the compensation consultant, the committee determined that there was no conflict of interest resulting from retaining the consultant in fiscal 2014. The committee is retaining the compensation consultant to advise the committee on certain compensation matters in 2015, but under its charter the committee has the discretion to retain, or not to retain, compensation consultants and other advisors in its sole discretion.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Michael G. Maselli (chairman), Dean C. Kehler, and Samuel N. Borgese. In connection with our initial public offering, the committee was constituted as of July 24, 2014, and did not meet separately from the Board as a whole during the remainder of 2014. The duties, responsibilities, and processes of the committee for identifying and evaluating nominees for director, among other things, include:

•	identifying, recruiting, and, if appropriate, interviewing candidates to fill positions on the Board, including persons suggested by stockholders or others;
•	reviewing the backgrounds and qualifications of individuals being considered as director candidates;
•	reviewing and recommending to the Board the director nominees for election by the stockholders or appointment by the Board, as the case may be, pursuant to our bylaws;
•	reviewing the suitability for continued service as a director of each director when his or her term expires and when he or she has a change in status, including, but not limited to, an employment change, and to recommend whether or not the director should be re-nominated;
•	recommending director nominees and board members for committee membership;
•	reviewing our corporate governance guidelines; and
•	overseeing the evaluation of the Board and its committees.

As discussed above in the Q&A, the committee will consider director candidates recommended by stockholders. The committee does not have any specific requirements for candidates and nominees, but is tasked by its charter to consider:

•	Experience,
•	Skills,
•	Expertise,
•	Diversity,
•	Personal and professional integrity,
•	Character,
•	Business judgment,
•	Time availability in light of other commitments,
•	Dedication,
•	Conflicts of interest, and
•	Such other relevant factors as the committee considers appropriate in the context of the needs of the Board.
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As a practical matter, the committee seeks candidates who contribute complimentary and relevant strengths, including diverse perspectives, diverse personal backgrounds, and diverse professional backgrounds encompassing retail, real estate, management, operations, finance, accounting, marketing, and law.

Similarly, under its corporate governance guidelines, the Board in evaluating nominees may apply all criteria it deems appropriate, including:

•	Whether a nominee has the experience, knowledge and skills necessary to make a meaningful contribution to the Board’s oversight of the Company’s business and affairs,
•	A nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities,
•	A candidate’s time availability in light of other commitments,
•	Potential conflicts of interest,
•	Material relationships with the Company,
•	Independence from the Company and its management, and
•	A diversity of backgrounds and experiences.

As indicated, diversity in its many forms is important to the committee and to the Board in director selection as part of the holistic process of candidate and nominee evaluation. The committee’s responsibilities under its charter include (i) reviewing annually with the Board the composition of the Board as a whole and recommending, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise, and diversity required for the Board as a whole, and (ii) annually evaluating the committee’s performance. Similarly, the Board is tasked under its corporate governance guidelines with conducting annual self-assessments of the performance of the Board and of each of its committees, the results of which will be discussed with the full Board and with each committee, including reviews of any areas where Board members or management believe that the Board can better contribute to the Company. The Board will use the results to determine the characteristics and skills required of prospective Board members and for committee assignments. Therefore, at both the committee and at the Board level, feedback mechanisms help assessment of diversity, recruitment, and other policies.

Board Leadership Structure and Role in Risk Oversight

The Board oversees a company-wide approach to risk management that is carried out by management. The Board determines the appropriate risk levels for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks.

While the Board maintains ultimate oversight responsibility for the risk management process, its committees oversee risk in specific areas. Our audit committee oversees management of risks involving accounting and financial reporting. Our compensation committee oversees management of risks related to executive compensation plans and arrangements, and the incentives created by the compensation awards that it administers, as well as having responsibilities regarding succession planning. Our nominating and corporate governance committee oversees management of risks associated with corporate governance and conflicts of interest. At the Board’s instruction, management regularly reports on applicable risks to the Board or to a relevant committee, with additional review or reporting on risks conducted as needed or as requested by the Board and by its committees.

Two individuals serve as our Chairman and our Chief Executive Officer. Our certificate of incorporation and bylaws do not require separation of these positions. Rather, as our corporate governance guidelines explain, the Board is free to choose its Chairman in any way that it deems best for the Company at any given point in time. Under the circumstances, we currently believe that this separation is appropriate given that it allows our Chief Executive Officer to focus on operational and day-to-day issues and our Chairman to focus on oversight and long-term strategy. Given our growing business, and the daily operational demands and complexities thereof, we believe that this division of labor helps our Chief Executive Officer’s focus and productivity. In parallel, given the growing complexity of our business and the increased burdens on our Board as we move from a private corporation to a controlled company and an emerging growth company and beyond, we believe that this division of labor helps our Chairman and our Board to remain focused on their core responsibilities and competencies, and provides a greater role for non-management director participation than would be the case if the Chairman and Chief Executive Officer positions were combined.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, compensation committee members included Michael G. Maselli, John M. Roth, and Douglas K. Ammerman. None of these individuals during that year or otherwise formerly was our officer or employee or had any relationship requiring disclosure under Item 404 of Regulation S-K. None of our executive officers serves or has served as a member of the board of directors, compensation committee, or other board committee performing equivalent functions, of any entity that has one or more executive officers serving as one of our directors or on our compensation committee.

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Code of Business Conduct and Ethics

The Board has adopted a code of business conduct and ethics that applies to our directors, officers, and employees, available at www.elpolloloco.com. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines to assist it in the exercise of its fiduciary duties and responsibilities to us and to promote the effective functioning of the Board and its committees. Our corporate governance guidelines cover, among other topics:

•	director independence and qualification requirements;
•	board leadership and executive sessions;
•	limitations on other board and committee service;
•	director responsibilities;
•	director compensation;
•	director orientation and continuing education;
•	board and committee resources, including access to officers and employees;
•	succession planning; and
•	board and committee self-evaluations.

Our corporate governance guidelines are available on our website, www.elpolloloco.com. We expect that any amendments to the guidelines will be disclosed on our website.

Board Meetings

The Board held six meetings in 2014. Each incumbent director attended at least 75% of the aggregate of the total number of board meetings and the total number of committee meetings applicable to that director based on timing of board service and on committee service.

This behavior is in accordance with our corporate governance guidelines, which state that directors are expected to spend the time and effort necessary to properly discharge their responsibilities, by regularly attending Board and committee meetings, and by reviewing, prior to meetings, material distributed in advance for those meetings.

Annual Meetings Attendance

Pursuant to our corporate governance guidelines, directors are expected to attend our annual meeting of stockholders, and a director who is unable to attend, which it is understood will occur on occasion, is expected to notify our Chairman. In 2014, shortly before our initial public offering, we held an annual meeting, which two directors attended. This was when we were a controlled company and prior to the promulgation of our corporate governance guidelines.

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EXECUTIVE COMPENSATION

We are providing compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we have opted to comply with the executive compensation rules applicable to “smaller reporting companies,” as such term is defined under the Securities Act, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. The table below sets forth the annual compensation earned in fiscal 2013 and 2014 by our principal executive officer and our next two most highly compensated executive officers (our “named executive officers” or “NEOs”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Stephen J. Sather President & Chief Executive Officer	2014 2013	466,558 436,367	— —	365,850 349,083	29,954 41,797	862,362 827,447
Laurance Roberts(1) Chief Financial Officer	2014 2013	322,830 138,795	— 427,837	249,998 112,718	159,689 12,717	732,517 692,067
Ed Valle(2) Chief Marketing Officer	2014 2013	317,350 269,565	— —	243,900 216,100	25,036 36,928	586,286 522,593

___________

(1)	Mr. Roberts commenced employment as our Chief Financial Officer on July 15, 2013.
(2)	Mr. Valle commenced employment as our Chief Marketing Officer on October 24, 2011.
(3)	Represents the grant date fair value of options awarded in fiscal 2013 and 2014, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718).
(4)	Represents performance-based bonuses earned by our NEOs in respect of our performance in fiscal years 2013 and 2014. The material terms of the non-equity incentive plan compensation paid to our named executive officers in our last completed fiscal year are described below in the section entitled “Elements of Compensation—2014 Bonus Arrangements.”
(5)	For Messrs. Sather, Roberts, and Valle, includes the following perquisites and benefits:
•	Gas Card Benefits: Messrs. Sather, Roberts, and Valle had amounts of $4,880, $2,662, and $2,782, respectively, in fiscal 2014.
•	401(k) Plan Matching Contribution: Messrs. Sather, Roberts, and Valle had amounts of $10,046, $7,481, and $7,225, respectively, in fiscal 2014.
•	Auto Allowance: Messrs. Sather, Roberts, and Valle had amounts of $7,200, $7,200, and $7,200, respectively, in fiscal 2014.
•	Relocation Expenses: Mr. Roberts received a one-time reimbursement for relocation expenses of $134,517.
•	Other Benefits (including health and welfare benefits): Messrs. Sather, Roberts, and Valle had amounts of $7,828, $7,828, and $7,828, respectively, in fiscal 2014.

Employment Agreements

Each of our NEOs is a party to an employment agreement. The employment agreements are substantially similar. We entered into an employment agreement in 2006 with Mr. Sather (which was amended and restated in 2011), in 2011 with Mr. Valle and in 2013 with Mr. Roberts. The employment agreements provide that Messrs. Sather, Roberts, and Valle will receive salaries equal to $350,000, $300,000, and $250,000, respectively, which may be adjusted in our sole discretion (and, with respect to all NEOs, has been adjusted up as shown in “Summary Compensation Table”) and also provide that we will reimburse Mr. Roberts for certain relocation expenses. Each employment agreement also provides that each executive will be eligible to earn annual bonus awards with a target of 75% of the executive’s then current base salary and that each executive is entitled to receive certain other benefits and perquisites as more fully described in the “Elements of Compensation—Other Benefits” section. The employment agreements provide that the NEOs’ employment with us is “at will” and may be terminated at any time by either party, provided the NEOs are required to provide us with 90-day advance notice in case of resignation. If we terminate an NEO’s employment without “cause,” as defined in the respective employment agreement, or if the agreement is terminated by the NEO for “good reason,” as defined in the respective employment agreement, and provided that the NEO signs a general release of claims, the NEO will be entitled to receive continuation of base salary for 12 months following termination of employment. In addition, in case of any termination of employment, except termination by us for “cause” or voluntary resignation by the NEO, each NEO will be entitled to receive a pro-rata bonus for the year of termination based on our actual performance. Finally, in case of any termination of employment, the NEO will be entitled to receive certain accrued obligations (including base salary through the date of termination, reimbursement of unreimbursed business expenses, and any earned but unpaid annual bonus for the previously completed year). The employment agreements contain 12-month post-termination covenants relating to non-interference and non-solicitation of employees.

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Elements of Compensation

Each of the named executive officers was provided with the following primary elements of compensation in fiscal years 2013 and 2014:

Base Salary

Each named executive officer received a fixed base salary in an amount determined in accordance with the executive’s employment agreement and based on a number of factors, including:

•	The nature, responsibilities, and duties of the officer’s position;
•	The officer’s expertise, demonstrated leadership ability, and prior performance;
•	The officer’s salary history and total compensation, including annual cash bonuses and long-term incentive compensation; and
•	The competitiveness of the market for the officer’s services.

Each named executive officer’s base salaries for 2013 and 2014 are listed in “Summary Compensation Table.”

2014 Bonus Arrangements

Each named executive officer was eligible to earn an annual cash incentive in 2014. Our practice with respect to annual incentive compensation has historically been to provide an opportunity to earn bonus awards based on the achievement of company performance measures, specifically EBITDA adjusted for various add-backs permitted by our revolving credit agreement (“Internal EBITDA”). Our El Pollo Loco Support Center Incentive Plan is adopted on an annual basis subject to approval by our board of directors and provides the opportunity for each of our NEOs to earn a bonus equal to 75% of their annual base salary at target for each year, based on our achievement of Internal EBITDA targets. The Internal EBITDA targets are set each year based on achievement of strategic goals and financial results. The cash incentive plan also provides for no bonus to be paid if Internal EBITDA achievement is less than 92.5% of target and for a cap equal to 200% of the target bonus amount to be paid if Internal EBITDA achievement is 125% of target or greater. Based on our performance, bonuses for 2014 were paid out at 108% of target.

Equity Grants

All of our outstanding equity awards are governed by our 2014 Omnibus Equity Incentive Plan (the “2014 Plan”). Prior to the adoption of the 2014 Plan, we maintained the 2005 Stock Option Plan (the “2005 Plan”) and the 2012 Stock Option Plan (the “2012 Plan”), both of which provided for the issuance of stock options. In addition, option awards were outstanding under certain exchange option award agreements relating to the exchange of options of the former EPL Holdings, Inc., at the time of its purchase by us (all awards under the 2005 Plan, 2012 Plan, and such exchange options, the “Prior Awards”). Upon the adoption of the 2014 Plan, Prior Awards became governed by the 2014 Plan and their respective award or exchange agreements, to the extent that the terms of such agreements are not inconsistent with the 2014 Plan. No further awards under the 2005 Plan and 2012 Plan will be made.

Options Previously Granted Under 2012 Stock Option Plan

In 2012, we adopted the 2012 Plan in order to advance our interests by providing for grants of stock options to certain individuals. Generally, 50% of these options vest 25% on each of the first four anniversaries of grant. The initial grants in 2012 were a one-time exception, with a portion of the grants vesting at the time of grant. The remaining 50% vest 25% per year, based on achievement of Consolidated EBITDA (as such term was defined in our 2013 first lien credit agreement) targets for such year or in some circumstances of cumulative Consolidated EBITDA targets over multiple years. Such options will expire no later than the 10th anniversary after grant. Generally, upon an employee’s termination of employment with us, the employee will have 90 days following the date of such termination to exercise any portion of the options. If the employee’s termination is due to her total and permanent disability or death, the employee or her estate, as applicable, may exercise any portion of the options for six months. In no event will an employee be entitled to exercise the option after its original expiration date. All options will be forfeited if an employee’s employment is terminated for cause. We also granted options with strike prices in excess of the fair market value of our stock on the date of grant. These premium options were intended as a further stretch incentive to encourage growth that meets or exceeds the premium level.

Options Granted Under 2014 Plan

There were no grants of stock options to NEOs in 2014.

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Other Benefits

In 2014 and 2013, our NEOs were provided with certain limited fringe benefits that we believe are commonly provided to similarly situated executives in the market in which we compete for talent and therefore are important to our ability to attract and retain top-level executive management. These benefits include a monthly automobile allowance and a gas card allowance. The amounts paid to NEOs in 2013 and 2014 in respect of these benefits is reflected above in the “Summary Compensation Table” section under the “All Other Compensation” heading.

All employees are eligible to participate in broad-based and comprehensive employee benefit programs, including medical, dental, vision, life, and disability insurance, and a 401(k) plan. Our named executive officers are eligible to participate in these plans generally on the same basis as our other employees. We do not sponsor or maintain any deferred compensation or supplemental retirement plans in addition to our 401(k) plan. Our 401(k) plan provides substantially all employees with the ability to make pre- or post-tax retirement contributions in accordance with applicable IRS limits. Matching contributions are provided in an amount equal to 100% of the first 3% of elective contributions and 50% of the next 2% of contributions by the employee. The 401(k) plan matching contributions provided to our named executive officers in 2013 and 2014 are reflected above in the “Summary Compensation Table” section under the “All Other Compensation” heading.

Outstanding Equity Awards at Fiscal Year End Table

The following table sets forth outstanding equity option awards as of December 31, 2014:

Name	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable
Stephen J. Sather(1)	244,426	70,651	—	2.62	April 16, 2022
	989,120	141,302	—	5.84	April 16, 2022
Laurance Roberts(2)	14,433	36,930	24,620	4.09	July 15, 2023
	73,863	73,862	49,242	5.84	July 15, 2023
Ed Valle(1)	74,933	18,733	—	2.62	April 15, 2022
	194,827	37,466	—	5.84	April 15, 2022

___________

(1)	50% of the option award vests based upon continued employment (“Time-Based Options”) and the remaining 50% shall vest based upon the attainment of certain performance goals (“Performance-Based Options”). 25% of the Time-Based Options vest on the date of grant and an additional 25% vest on each of the first three anniversaries of the date of grant. The Performance-Based Options vest 25% each year based upon the attainment of certain performance goals for the years 2011, 2012, 2013, and 2014, or cumulative performance goals over all or a portion of this time period.
(2)	50% of the option award vests based upon continued employment (“Time-Based Options”) and the remaining 50% shall vest based upon the attainment of certain performance goals (“Performance-Based Options”). The Time-Based Options vest in four equal installments on each of the first four anniversaries of the date of grant. The Performance-Based Options vest 25% each year based upon the attainment of certain performance goals for the years 2013, 2014, 2015, and 2016, or cumulative performance goals over all or a portion of this time period.

Director Compensation

The following table provides compensation information for fiscal 2014 for each of our independent directors. Only those directors designated as independent receive compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Samuel N. Borgese	40,000	115,188	155,188
Douglas K. Ammerman	40,000	115,188	155,188

In 2014, each of our two independent directors, Messrs. Borgese and Ammerman, received an annual cash retainer fee of $40,000, which was paid quarterly. In addition, prior to our initial public offering, our compensation committee recommended, and, shortly thereafter, the Board approved, after consideration of the 2014 Study and based on the recommendation of our compensation consultant, to change our independent director compensation program to provide that each independent director receive an annual grant of restricted shares with a grant date value of $50,000. These grants vest based on continued service over three years. As a result, Messrs. Borgese and Ammerman each received a grant of 3,333 restricted shares under the 2014 Plan in connection with our initial public offering, equivalent to $50,000 per capita divided by our public offering price. Based on our share price when the grants were consummated, we expect to incur approximately $230,000 of stock-based compensation expense as the grants vest.

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In June 2015, the compensation committee recommended, and, shortly thereafter, the Board approved, after consideration of the 2014 Study and based on the recommendations of our compensation consultant, to (i) increase the annual cash retainer fee for independent directors from $40,000 to $50,000, to be paid quarterly, and (ii) provide the following annual fees for independent directors for committee service, to be paid quarterly:

•	Audit Committee chairman: $10,000
•	Compensation Committee chairman: $7,500
•	Nominating and Corporate Governance Committee chairman: $5,000
•	All other committee members: $5,000

In June 2015, the Board elected Mark Buller as a new independent director. Mr. Buller will receive the same compensation as our other independent directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership

The table below sets forth the beneficial ownership information for our common stock as of the record date for: (i) each of our named executive officers, (ii) each of our directors, (iii) all of our executive officers and directors as a group, and (iv) each person known to us to be the beneficial owner of more than 5% of our shares of common stock.

Unless otherwise noted below, the address for each person listed below is 3535 Harbor Boulevard, Suite 100, Costa Mesa, California 92626. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares subject to options or restricted stock units held by that person exercisable within 60 days of the record date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name	Shares	Vested but Unexercised	Acquirable Within 60 Days	Total	Percent of Class
Named Executive Officers and Directors:
Stephen J. Sather	—	1,085,499	—	1,085,499	2.8%
Laurance Roberts	—	88,296	36,930	125,226	*
Edward Valle	—	207,159	—	207,159	*
Michael G. Maselli	—	—	—	—	—
Dean C. Kehler	—	—	—	—	—
John M. Roth	—	—	—	—	—
Douglas K. Ammerman	—	42,819	1,111	43,930	*
Samuel N. Borgese	—	—	1,111	1,111	*
Mark Buller	—	—	—	—	—
All directors and executive officers as a group (10 people)	—	1,465,251	76,082	1,541,333	3.9%
5% Stockholders:
Trimaran Pollo Partners, L.L.C.**	16,746,544	—	—	16,746,544	43.8%

___________

*	Less than one percent.
**	Based solely on a Form 4 filed on May 22, 2015, by Trimaran Pollo Partners, L.L.C., and a Schedule 13G filed on February 11, 2015, by (i) Trimaran Pollo Partners, L.L.C., (ii) Trimaran Capital, L.L.C., (iii) Jay R. Bloom, and (iv) Dean C. Kehler. Trimaran Pollo Partners, L.L.C., is the stockholder of record. Trimaran Capital, L.L.C., is its managing member. Mr. Bloom and Mr. Kehler are the managing members of Trimaran Capital, L.L.C., and disclaim beneficial ownership of these shares. All have an address of 1325 Avenue of the Americas, 25th Floor, New York, New York 10019.

Equity Compensation Plan Information

The following table sets forth information, as of December 31, 2014, about outstanding awards and shares of common stock available for future awards under our equity compensation plans under which our equity securities are authorized. We have not made any grants of common stock outside of our equity compensation plans. All awards have been approved by our security holders.

Plan Category	(a) Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	3,070,176	$6.25	834,763
Equity compensation plans not approved by security holders	—	—	—
Total	3,070,176	$6.25	834,763

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors, our executive officers, and stockholders owning more than 10% of our common stock are required under section 16(a) of the Exchange Act to file reports of ownership of our common stock and changes thereto with the SEC. Based solely on our review of those reports that have been furnished to us pursuant to SEC regulations, and any written representations referred to in 17 C.F.R. section 229.405(b)(1), we believe that in 2014 all such people complied with their section 16(a) filing requirements.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Policy Concerning Related Party Transactions

We have adopted a written policy relating to the approval of related party transactions. Our audit committee is to review certain financial transactions, arrangements, and relationships between us and any of the following related parties to determine whether any such transaction, arrangement, or relationship is a related party transaction:

•	any of our directors, director nominees, or executive officers;
•	any beneficial owner of more than 5% of our outstanding stock; and
•	any immediate family member of any of the foregoing.

Our audit committee will review any financial transaction, arrangement, or relationship that:

•	involves or will involve, directly or indirectly, any related party identified above and is in an amount greater than $120,000;
•	would cast doubt on the independence of a director;
•	would present the appearance of a conflict of interest between us and the related party; or
•	is otherwise prohibited by law, rule, or regulation.

The audit committee will review each such transaction, arrangement, or relationship to determine whether a related party has, has had, or expects to have, a direct or indirect material interest. Following its review, the audit committee will take such action as it deems necessary and appropriate under the circumstances, including approving, disapproving, ratifying, canceling, or recommending to management how to proceed if it determines that a related party has a direct or indirect material interest in a transaction, arrangement, or relationship with us. Any member of the audit committee who is a related party with respect to a transaction under review will not be permitted to participate in the discussions or evaluations of the transaction; however, the audit committee member will provide all material information concerning the transaction to the audit committee. The audit committee will report its action with respect to any related party transaction to the board of directors.

Stockholders Agreement

We are a party to a stockholders agreement with LLC and certain third-party investors. The stockholders agreement permits (i) LLC to make an unlimited number of requests that we use our best efforts to register our shares under the Securities Act and (ii) Freeman Spogli to make two requests that we use our best efforts to register its shares under the Securities Act, for so long as they own 10% or more of the membership interests of LLC, two years after the completion of our initial public offering. Pursuant to the stockholders agreement, LLC may also preempt any demand request by Freeman Spogli, in which case participation in such demand registration by LLC and Freeman Spogli shall be on a pro rata basis. In demand registrations, subject to certain exceptions, the parties to the stockholders agreement have certain rights to participate on a pro rata basis, subject to certain conditions. In addition, if we decide to sell our common stock, LLC and the other parties to the stockholders agreement, including members of our management, will also have certain rights to participate on a pro rata basis, subject to certain conditions. The LLC agreement, described below, provides that, to the extent that LLC does not exercise these “piggyback” rights, any member of LLC may require us to include in any registered offering the pro rata portion of securities owned by such member through LLC.

LLC and its members are entitled, under the stockholders agreement, subject to certain exceptions, to exercise demand registration rights to register their shares of our common stock under the Securities Act. By exercising these registration rights, and selling a large number of shares of our common stock, the price of our common stock could decline. Approximately 16,746,544 shares of common stock were subject to registration rights on the record date.

At least 10 days prior to the anticipated filing date of any registration statement, notice is to be given to all holders of registrable securities party to the stockholders agreement outlining their rights to include their shares in that registration statement, and we must use our best efforts to register any securities which such holders request, within 10 days of receipt of notice, to be registered. A stockholder may, until seven days prior to the effectiveness of a registration statement, withdraw any securities that it has previously elected to include pursuant to piggyback registration rights. Any sales of registrable securities pursuant to demand rights must be on the same terms and conditions as those applying to us or any selling stockholder.

We are required to bear substantially all costs incurred in these registrations, other than underwriting discounts and commissions. These registration rights could result in substantial future expenses for us and adversely affect any future equity or debt offerings.

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LLC Agreement

Affiliates of Trimaran, Freeman Spogli, and certain other third-party investors have entered into a limited liability company operating agreement (the “LLC agreement”) for LLC. The LLC agreement generally restricts the transfer of interests in LLC owned by the parties other than affiliates of Trimaran. Exceptions to this restriction include transfers to affiliates. In addition, the third-party investors have “tag-along” rights to sell their interests on a pro rata basis with Trimaran affiliates in significant sales to third parties. Similarly, Trimaran affiliates have “drag-along” rights to cause Freeman Spogli and the third-party investors to sell their interests, on a pro rata basis with Trimaran affiliates, in significant sales to third parties. The members of LLC have preemptive rights in order to maintain their respective percentage ownership interests in LLC in the event of an issuance of additional membership interests.

The LLC agreement permits a member of LLC who holds more than 15% of LLC’s outstanding membership units, following the later of 270 days after completion of our initial public offering and the time we become eligible to register securities on Form S-3, to cause LLC to exercise its registration rights (as described under “—Stockholders Agreement”) with respect to the pro rata portion of securities owned by such member through LLC, subject to certain exceptions. To the extent that LLC does not exercise the “piggyback” rights described under “—Stockholders Agreement,” any member of LLC may require us to include in any registered offering the pro rata portion of securities owned by such member through LLC.

Under the terms of the LLC agreement, LLC is solely managed by a Trimaran affiliate. Through the LLC agreement, Trimaran affiliates also have the right to designate at least a majority of the directors on our board of directors, and other investors (including Freeman Spogli) holding at least 15% of the outstanding interests have the right to designate one director to our board of directors, provided that Freeman Spogli has the right to designate one director to our board of directors for so long as it owns 5% or more of LLC. LLC and its managing member shall take all necessary action to cause the election of any persons properly designated as Trimaran directors or non-Trimaran directors under the LLC agreement. The LLC agreement terminates and LLC will be dissolved and its affairs wound up at the earlier of (i) the election of the managing member or (ii) six years following the completion of our initial public offering.

Monitoring and Management Services Agreement

Under the terms of a monitoring and management services agreement (the “management agreement”), entered into between us and affiliates of Trimaran and Freeman Spogli (together, the “Sponsor Advisors”), we paid an annual advisory and monitoring fee of $357,000, which was paid in advance in quarterly installments of $89,250 to an affiliate of Trimaran, and $143,000, which was paid in advance in quarterly installments of $35,750 to an affiliate of Freeman Spogli, for services provided by the Sponsor Advisors to us. The management agreement provided that we indemnify the Sponsor Advisors and their affiliates and their respective partners, members, directors, officers, employees, and agents in connection with the services rendered to us under the agreement. It also provided that we reimburse the Sponsor Advisors for certain services to be provided to us on a going-forward basis. The management agreement also provided for the payment of certain transaction fees payable by us to the Sponsor Advisors in connection with future investment banking and related services and for the reimbursement by us of expenses incurred by the Sponsor Advisors in connection with such services, if the Sponsor Advisors determined to provide such services. The management agreement was terminated as of our initial public offering.

Income Tax Receivable Agreement

We expect to be able to utilize net operating losses and other tax attributes that arose prior to our initial public offering, assuming generation of future income. These net operating loss carryforwards and other tax attributes will reduce the amount of tax that we and our subsidiaries would otherwise be required to pay in the future.

We have entered into an income tax receivable agreement (the “TRA”) with our pre-IPO stockholders, which provides for payment by us to our pre-IPO stockholders of 85% of the amount of cash savings, if any, in federal, state, local, and foreign income tax that we and our subsidiaries actually realize (or are deemed to realize in the case of an early termination by us or a change of control, as discussed below) as a result of the utilization of our net operating losses and other tax attributes attributable to periods prior to our initial public offering together with interest accrued at a rate of LIBOR plus 200 basis points from the date that the applicable tax return is due (without extension) until paid.

For purposes of the TRA, cash savings in income tax is computed by comparing our actual income tax liability to the amount of such taxes that we would have been required to pay had we not been able to utilize the tax benefits subject to the TRA. The term of the TRA will continue until all relevant tax benefits have been utilized or have expired.

Our counterparties under the TRA will not reimburse us for any benefits that are subsequently disallowed, although any future payments would be adjusted to the extent possible to reflect the result of such disallowance. As a result, in such circumstances, we could make payments under the TRA greater than our actual cash tax savings.

23

While the actual amount and timing of any payments under the TRA will vary depending upon a number of factors, including the amount, character, and timing of our and our subsidiaries’ taxable income in the future, we expect that during the term of the TRA, the payments that we may make could be material. Assuming no material changes in relevant tax law, and that we earn sufficient taxable income to realize the full tax benefits subject to the TRA, we expect that future payments under the TRA will total approximately $41 million in present value as of the fiscal year 2014, ended December 31, 2014.

If we undergo a change of control as defined in the TRA, the TRA will terminate, and we will be required to make a payment equal to the present value of expected future payments under the TRA, which payment would be based on certain assumptions (the “valuation assumptions”), including assumptions related to our future taxable income. Additionally, if we or a direct or indirect subsidiary transfers any asset to a corporation with which we do not file a consolidated tax return, we will be treated as having sold that asset for its fair market value in a taxable transaction for purposes of determining the cash savings in income tax under the TRA. Any such payment resulting from a change of control or asset transfer could be substantial and could exceed our actual cash tax savings.

The TRA provides that in the event that we breach any of our material obligations under it, whether as a result of our failure to make any payment when due (subject to a specified cure period), failure to honor any other material obligation under the TRA, or by operation of law as a result of the rejection of the TRA in a case commenced under the U.S. Bankruptcy Code or otherwise, then all our payment and other obligations under the TRA will be accelerated and will become due and payable, applying the same valuation assumptions discussed above, including those relating to our future taxable income. Such payments could be substantial and could exceed our actual cash tax savings. Additionally, we generally have the right to terminate the TRA. If we terminate the TRA, our payment and other obligations under the TRA will be accelerated and will become due and payable, also applying the valuation assumptions discussed above. Such payments could be substantial and could exceed our actual cash tax savings.

Because we are a holding company with no operations of our own, our ability to make payments under the TRA is dependent on the ability of our subsidiaries to make distributions to us. Under our revolving credit agreement, our subsidiaries may make dividends and distributions to us, and we are permitted to make payments under the TRA. To the extent that we are unable to make payments under the TRA for any reason, such payments will be deferred and will accrue interest at a rate of LIBOR plus 200 basis points per annum until paid.

Franchise Development Option Agreement

On July 11, 2014, EPL and LLC entered into a Franchise Development Option Agreement (the “Franchise Development Option Agreement”) in connection with the development of El Pollo Loco restaurants in the New York–Newark, NY–NJ–CT–PA Combined Statistical Area (the “Territory”). Pursuant to the terms of the Franchise Development Option Agreement, EPL has granted LLC the exclusive option to develop and open 15 restaurants within the Territory over 5 years (the “Initial Option”), and, provided the Initial Option is exercised, the exclusive option to develop and open up to an additional 100 restaurants within the Territory over 10 years (the “Additional Option”). The Franchise Development Option Agreement will terminate (i) ten years from the date of its execution or (ii) if the Initial Option is exercised, five years from the date of the exercise of the Initial Option. LLC may only exercise the Initial Option after EPL has made the determination to begin development of Company-operated restaurants within the Territory or support the development of the Territory. We have no current intention to begin such development within the Territory.

24

OTHER MATTERS

The Board does not know of any other matters that are to be presented for action at the annual meeting. If any other matters properly come before the annual meeting or any adjournments or postponements thereof, the people named as proxies will have discretion to vote thereon.

By Order of the Board of Directors,

/s/ Edith R. Austin
Edith R. Austin
Vice President, Legal
Corporate Secretary
Costa Mesa, California
July 1, 2015

25

EL POLLO LOCO HOLDINGS, INC. 3535 HARBOR BLVD., SUITE 100 COSTA MESA, CA 92626

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LOCO2015

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M94765-Z66138	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EL POLLO LOCO HOLDINGS, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
		☐	☐	☐

1.	Election of Directors

Nominees:

01) Stephen J. Sather
02) Michael G. Maselli

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2.	Proposal to ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for 2015.	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as join tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M94766-Z66138

EL POLLO LOCO HOLDINGS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS
AUGUST 11, 2015 2:00 PM PDT

The shareholder(s) hereby appoint(s) Laurance Roberts and Edith R. Austin, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of EL POLLO LOCO HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 2:00 PM, PDT, on August 11, 2015, at www.virtualshareholdermeeting.com/LOCO2015, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments : _____________________________________________________________________________
________________________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE